EXHIBIT 23(j)


CONSENT OF INDEPENDENT AUDITORS

Seligman High Income Fund Series (comprising the Seligman High-Yield Bond Series and the Seligman U.S. Government Securities Series):

     We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 2-93076 of our reports dated February 16, 2001, appearing in the Annual Reports to Shareholders for the year ended December 31,2000, and to the references to us under the captions "Financial Highlights" in the Prospectuses and "General Information - Auditors" in the Statement of Additional Information.



DELOITTE & TOUCHE, LLP
New York, New York
April 24, 2001